EXHIBIT 5.1


                                           July 21, 2008



Board of Directors
WorldWater & Solar Technologies Corp.
200 Ludlow Drive
Ewing, New Jersey 08638

           RE: REGISTRATION STATEMENT ON FORM S-8
               ----------------------------------

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by WorldWater and Solar Technologies Corp. (the "Company") with the Securities and Exchange Commission on or about July 21, 2008 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 25,000,000 shares of Common Stock (the "Shares") to be issued under the Company's Fifth Amendment and Restatement of the 1999 Incentive Stock Option Plan (the "Plan"). In our capacity as counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. We have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company. We have also assumed that such Shares, when issued, will be evidenced by appropriate certificates duly executed and delivered.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plan, and pursuant to the agreements which accompany the Plan, will be duly authorized, legally and validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Delaware without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. We assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or we become aware of any facts that might change our opinions, as expressed herein.

The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the exception of the foregoing, the opinion expressed herein may not be relied upon by any other person without our prior written consent.

We express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

                                       Very truly yours,

                                       /s/    Salvo Landau Gruen & Rogers
                                       ------------------------------------
                                              Salvo Landau Gruen & Rogers